UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported)                                                                                   September 16, 2005

Intrado Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

000-29678	84-0796285
(Commission File Number)	(IRS Employee Identification No.)

1601 Dry Creek Drive, Longmont, Colorado	80503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                                                              (720) 494-5800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 16, 2005, the Board of Directors of Intrado Inc. agreed to submit a proposal at the 2006 Annual Meeting of Stockholders.  The Board’s proposal will allow stockholders to vote to amend Article III Section 1 of Intrado’s Bylaws to declassify the Board (the “Declassification Proposal”).

Currently, the Board of Directors is divided into three classes, as nearly equal in number as possible.  Each class serves three years, with the terms of office of the respective classes expiring in successive years.

The Board continues to survey stockholders on a wide range of subjects and will announce specific details for the Declassification Proposal when the implementation procedures are determined.

Item 9.01.  Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.

(a)                                  Financial Statements of Businesses Acquired:

Not required.

(b)                                 Pro Forma Financial Information:

Not required.

(c)                                  Exhibits:

Exhibit Number

Description

3.01	Amended and Restated Bylaws *

* Incorporated by reference to the Registrant’s Form 10-Q for the Quarter ended June 30, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intrado Inc.
(Registrant)

Date: September 19, 2005	By:	/s/ Michael D. Dingman, Jr.
Michael D. Dingman, Jr.
Chief Financial Officer